EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2025, with respect to the consolidated financial statements of Digimarc Corporation, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon

May 30, 2025

.